Exhibit 99.2

SMART MOVE, INC. ANNOUNCES APPOINTMENT OF
JEFF MCGONEGAL TO SERVE ON ITS BOARD OF DIRECTORS

Denver – September 16, 2008 – Smart Move, Inc. (AMEX:MVE) announced today the appointment of Jeff McGonegal to serve as a member of the Board of Directors and as Chairman of its Audit Committee. The appointment will be effective as of September 15, 2008. Mr. McGonegal will replace Doug Kelsall who resigned as a member of the Board and as Chairman of the Audit Committee effective as of the same date in order to devote his time to other professional endeavors that currently demand significantly more of his time. The number of Board members remains unchanged at six members. Mr. McGonegal was determined by Smart Move’s Board to be an “independent” director under applicable SEC and American Stock Exchange rules and is the Audit Committee Financial Expert.

Mr. McGonegal, 57, has, since June 2003, served as the Chief Financial Officer of AspenBio Pharma, Inc., (Nasdaq: APPY), a publicly held biotechnology research and development company. He also serves as Chief Financial Officer and currently as Chief Executive Officer of Security With Advanced Technology, Inc. (Nasdaq: SWAT), a publicly held provider of hardware and software security related products. Mr. McGonegal also serves as Senior Vice President — Finance of Cambridge Holdings, Ltd., a small publicly held company with limited activities. Since 1997, Mr. McGonegal has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as managing partner of the Denver, Colorado office. Mr. McGonegal was elected in 2005 to serve on the board of Imagenetix, Inc., a publicly held company in the nutritional supplements industry. He received a B.A. degree in accounting from Florida State University. Mr. McGonegal is a certified public accountant licensed in the state of Colorado.

“Doug Kelsall has played a key role both in relation to his Board service and as Chair of the Audit Committee,” said Chris Sapyta, “and it is with regret and appreciation for his service that we accept his resignation” “We are excited that Jeff McGonegal has consented to serve on our Board and to Chair the Audit Committee,” Sapyta added. “Jeff’s vast accounting knowledge as a CPA and extensive business experience will undoubtedly strengthen our Board. His management experience, financial expertise and global perspective will be invaluable to the Company, the Board and the Audit Committee as we continue our efforts to achieve strong sales growth and address our capital needs.”

About Smart Move, Inc.

Smart Move is an innovative logistics company providing services through deployment of a fleet of Company-owned, SmartVault™ shipping containers to execute the movement of goods. Smart Move utilizes its proprietary and licensed technologies to efficiently manage its fleet of assets, providing superior security, scheduling flexibility and expedited service on behalf of its customers and alliance partners. Smart Move sells its services direct to moving consumers as well as providing moving capacity and guaranteed logistic services to van lines and agents nation wide. Smart Move has operations in the top 60 cities in the USA and its services are available to over 92% of the US population. Visit Smart Move’s web site at www.gosmartmove.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Certain statements in this release which are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. These “forward-looking statements” are within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions.  These forward-looking statements include statements regarding the company’s expectations, beliefs, or intentions about the future, and are based on information available to the company at this time. Smart Move assumes no obligation to update any of these statements and specifically declines any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to the success of our capital raising efforts and other risk factors described from time to time in the company’s periodic reports, including its annual report filed on Form 10-KSB for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the three month periods ended March 31, 2008 and June 30, 2008.

Investor Relations
Contact: Pete Bloomquist
Smart Move, Inc.
303-339-9558
###